UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2021

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1407 Broadway, 38th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2021, Sequential Brands Group, Inc. (“Sequential” or the “Company”) entered into a waiver (the “Waiver”) under its Third Amended and Restated First Lien Credit Agreement, dated as of July 1, 2016 (as amended, restated or otherwise modified from time to time, the “Amended BoA Credit Agreement”), with Bank of America, N.A. (“BoA”), as administrative agent and collateral agent, and the lenders party thereto.  The Waiver waives any and all existing defaults and/or events of default related to the Company’s (i) failure to deliver quarterly financial statements for the period ended March 31, 2021, (ii) failure to deliver a quarterly compliance certificate for the period ended March 31, 2021 and (iii) failure to comply with the Loan to Value Ratio Covenant based on the most recent appraisal of the trademarks, trade names and certain other intellectual property conducted on behalf of BoA and received by the Company on June 11, 2021, in each case, until August 10, 2021. Pursuant to the Waiver, the Company will be required to, among other things, (i) apply cash on the balance sheet in excess of $11 million to pay down the obligations outstanding under the Amended BoA Credit Agreement on a weekly basis and (ii) deliver weekly cash flow forecasts to BoA. The Waiver is attached hereto as Exhibit 10.1 and incorporated herein by reference.

As previously disclosed, there are ongoing defaults under the Third Amended and Restated Credit Agreement, dated as of July 1, 2016 (as amended from time to time, the “Amended Wilmington Credit Agreement” and, together with the Amended BoA Credit Agreement, the “Credit Agreements”) with Wilmington Trust, National Association as administrative agent and collateral agent. The lenders under the Amended Wilmington Credit Agreement have provided a waiver of such defaults through July 8, 2021.

It is uncertain whether the Company will be able to comply with the covenants under the Credit Agreements going forward, and the Company is not currently forecasted to be able to comply, in the next twelve months, with certain of the financial covenants under the Credit Agreements. The Company cannot assure you that its lenders would be willing to negotiate further changes to its financial covenants when necessary and the Company cannot obtain further waivers of the defaults under the Credit Agreements without the consent of the respective lenders thereunder. If the Company is unable to obtain additional waivers of ongoing defaults, or otherwise is unable to comply with its debt arrangements, the obligations under the indebtedness may be accelerated. If an acceleration were to occur, the Company does not have sufficient liquidity to satisfy the loan, and the Company would potentially need to seek protection under the federal bankruptcy code.

As a result of the risk of non-compliance with the covenants and uncertainty of further waiver extensions under the Credit Agreements, management has determined that as of the date of this filing there continues to be a material uncertainty that casts substantial doubt with respect to the ability of the Company to continue as a going concern.

Our Board of Directors is continuing to evaluate strategic alternatives, including refinancing all or a portion of our debt and/or the divestiture of one or more existing brands or a sale of the Company, which divestiture or sale may occur pursuant to a case under the federal bankruptcy code. However, we cannot assure you that any such divestiture or sale efforts will be successful or that such efforts will yield the overall best price for such assets, particularly if such events occurred through a restructuring or bankruptcy filing. Any sale of assets may represent a triggering event requiring that we evaluate the carrying value of such assets for impairment purposes, which impairments may be material.

Item 8.01 Other Events.

Our operations and financial results are subject to various risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows, prospects and/or trading price of our common stock. Although the risks and uncertainties listed below are those that we consider significant, material risks and uncertainties that are not presently known to us may also adversely affect our business, financial condition or results of operations. In evaluating our business and an investment in our securities, you should consider the risk factors set forth below:

We may be unable to generate sufficient cash in order to pay when due (whether at stated maturity or upon acceleration) the principal of, interest on or other amounts related to such indebtedness.

Our substantial level of indebtedness and concerns around our ability to comply with the covenants in our indebtedness has important consequences, which include, but are not limited to, the following:

•	If we continue to be unable to comply with the financial and other restrictive covenants in the documents governing our indebtedness, we may experience an event of default that, if not cured or waived, could result in the foreclosure on substantially all of our assets;
•	A substantial portion of our cash flows from operations is required to pay principal and interest on our debt and costs incurred in obtaining amendments to and waivers under our debt;
•	Our interest expense could increase if interest rates increase because our borrowings generally bear interest at floating rates;
•	Our debt service obligations limit our flexibility in planning for, or reacting to, changes in our business and in the brand licensing industry and limit our ability to expand our business; and
•	Our level of debt limits our ability to raise additional financing on satisfactory terms, or at all.

We cannot be certain that we will be able to pay principal and interest on our debt and meet our other obligations or that we will be able to continue as a going concern. We expect that we will be required to sell assets, refinance all or part of our debt, make additional borrowings or sell more securities, none of which we can guarantee that we will be able to do and which, if accomplished, may adversely affect us.

We are engaged in a broad exploration of strategic alternatives available to the Company to best position, manage or repay our indebtedness. Such strategic alternatives may include refinancing all or a portion of our debt and/or the divestiture of one or more existing brands or a sale of the Company, which divestiture or sale may occur pursuant to a case under the federal bankruptcy code. As part of this process, we sold the Heelys brand on April 21, 2021. Any sale of assets may represent a triggering event requiring that we evaluate the carrying value of such assets for impairment purposes, which impairments may be material. Stifel is the exclusive financial advisor for the process. We cannot assure you that the review of strategic alternatives will result in any transaction, and the process of exploring strategic alternatives has involved, and will continue to involve, the dedication of significant resources and the incurrence of significant costs and expenses. In addition, speculation and uncertainty regarding the strategic review process may cause or result in disruption of our business; distraction of our employees; difficulty in recruiting, hiring, motivating, and retaining talented and skilled personnel; difficulty in maintaining or negotiating and consummating new business or strategic relationships or transactions; and increased stock price volatility. If we are unable to mitigate these or other potential risks related to the uncertainty caused by the strategic review process, it will adversely affect our business or adversely impact our net sales, operating results, and financial condition.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Limited Waiver Agreement, dated as of July 2, 2021, between Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: July 2, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer